Exhibit 99.4

Unaudited Pro Forma Combined Financial Statements

On February 13, 2008, GSI Commerce, Inc. (the “Company”) completed the acquisition of e-Dialog, Inc. (“e-Dialog”).  Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Newco merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company.  The accompanying unaudited pro forma combined financial statements give pro forma effect to the Company’s acquisition of e-Dialog using the purchase method of accounting assuming a cash purchase price of approximately $149.2 million including acquisition costs of $1.5 million.  In addition, the Company will be obligated to make an additional cash payment of $0.75 million in fiscal 2009 if e-Dialog achieves minimum net revenue targets in fiscal 2008.  In connection with the acquisition, the Company issued approximately $9.3 million of restricted common stock units to certain employees of e-Dialog based on the market price of the Company’s common stock on the closing date.   Recipients are required to remain employed for specified periods of time subsequent to the acquisition in order to vest in the stock units.  The $9.3 million will be recognized as compensation cost, net of estimated forfeitures, over the required service period.

The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of the Company and e-Dialog. This information should be read in conjunction with, and is qualified in its entirety, by the consolidated financial statements and accompanying notes of the Company and e-Dialog incorporated by reference into this current report.

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of e-Dialog, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has only just commenced. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the consolidated statements of operations. The effect of the changes to the consolidated statements of operations will depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.

The pro forma financials do not reflect potential revenue opportunities and cost savings that we expect to realize after the acquisition of e-Dialog.  No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition of e-Dialog.  The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by the Company or e-Dialog in connection with the acquisition of e-Dialog.

The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of e-Dialog took place on September 29, 2007 and combines the Company’s unaudited September 29, 2007 balance sheet with the unaudited balance sheet of e-Dialog as of September 30, 2007.  e-Dialog’s change in financial position for the one day period between September 29 and September 30, 2007 was immaterial.

The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 30, 2006 and the nine-months ended September 29, 2007 assumes that the acquisition took place on January 1, 2006, the first day of fiscal 2006. The unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 30, 2006 with e-Dialog’s audited consolidated statement of operations for the year ended December 31, 2006.  e-Dialog’s revenues, expenses and net income for the one day ended December 31, 2006 were immaterial. The unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 combines the Company’s unaudited consolidated statement of operations for the nine-months ended September 29, 2007 with e-Dialog’s unaudited consolidated statement of operations for the nine-months ended September 30, 2007.  e-Dialog’s revenues, expenses and net income for the one day ended September 30, 2007 were immaterial.  Reclassifications have been made to the consolidated statements of operations of e-Dialog in order to conform to the Company’s financial statement classifications as described in “Note 2 – Unaudited Pro Forma Adjustments.”

The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands)

	GSI Commerce, Inc, September 29, 2007	e-Dialog, Inc. September 30, 2007	Preliminary Pro Forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$93,943	$1,384	$(76,900)	(a)	$18,427
Marketable securities	72,300	-	(72,300)	(a)	-
Accounts receivable, net	39,631	8,267	-		47,898
Inventory	52,758	-	-		52,758
Deferred tax assets	11,520	-	-		11,520
Prepaid expenses and other current assets	14,761	859	-		15,620
Total current assets	284,913	10,510	(149,200)		146,223

Property and equipment, net	148,273	2,523	-		150,796
Goodwill	88,556	-	139,704	(b)	228,260
Intangible assets, net	19,855	-	-		19,855
Equity investments and other	2,777	-	-		2,777
Long-term deferred tax assets	47,338	-	-		47,338
Other assets, net	16,768	471	-		17,239

Total assets	$608,480	$13,504	$(9,496)		$612,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,677	$1,025	$-		$56,702
Accrued expenses and other	71,579	2,272			73,851
Deferred revenue	15,832	-	-		15,832
Current Portion - long-term debt and capital leases	2,399	448	-		2,847
Total current liabilities	145,487	3,745			149,232

Convertible notes	207,500	-	-		207,500
Long-term debt and capital leases	26,893	152	-		27,045
Series C redeemable preferred stock warrants		17	-		17
Deferred revenue and other	3,782	94	-		3,876
Total liabilities	383,662	4,008	-		387,670

Commitments and contingencies	-	-	-		-

Stockholders' equity:
Preferred stock	-	-	-		-
Preferred stock - Series A	-	7,025	(7,025)	(c)	-
Preferred stock - Series B	-	10,500	(10,500)	(c)	-
Preferred stock - Series C	-	2,000	(2,000)	(c)	-
Common stock	466	92	(92)	(c)	466
Additional paid in capital	358,121	122	(122)	(c)	358,121
Accumulated other comprehensive income	25	-	-		25
Accumulated deficit	(133,794)	(10,243)	10,243	(c)	(133,794)
Total stockholders' equity	224,818	9,496	(9,496)		224,818

Total liabilities and stockholders' equity	$608,480	$13,504	$(9,496)		$612,488

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc. Nine-months ended September 29, 2007	e-Dialog, Inc. Nine-months ended September 30, 2007	Preliminary Pro Forma Adjustments		Pro forma Combined
Revenues:
Net revenues from product sales	$289,053	$-	$-		$289,053
Service fee revenues	125,780	26,484	-		152,264

Net revenues	414,833	26,484	-		441,317
Cost of revenues	-	10,992	(10,992)	(d)	-
Cost of revenues from product sales	207,843	-	-		207,843

Gross profit	206,990	15,492	10,992		233,474

Operating expenses:
Sales and marketing	132,802	3,069	3,954	(e)	139,825
Product development	44,737	-	8,913	(f)	53,650
Research and development	-	3,748	(3,748)	(g)	-
General and administrative	31,014	4,760	990	(h)	36,764
Stock-based compensation	-	51	(51)	(i)	-
Depreciation and amortization	23,744	-	934	(j)	24,678

Total operating expenses	232,297	11,628	10,992		254,917

(Loss) income from operations	(25,307)	3,864	-		(21,443)

Other (income) expense:
Interest expense	3,842	-	-		3,842
Interest income	(7,025)		5,926	(k)	(1,099)
Other (income) expense, net	51	(31)	-		20

Total other (income) expense	(3,132)	(31)	5,926		2,763

Income (loss) before income taxes	(22,175)	3,895	(5,926)		(24,206)
Benefit for income taxes	(8,711)	-	(2,264)	(l)	(10,975)

Net income (loss)	$(13,464)	$3,895	$(3,662)		$(13,231)

Basic and diluted loss per share:

Net loss	$(0.29)				$(0.29)

Weighted average shares outstanding - basic and diluted	46,320				46,320

See accompanying notes to unauditing pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc. Fiscal Year Ended December 30, 2006	e-Dialog, Inc. Fiscal Year Ended December 31, 2006	Preliminary Pro Forma Adjustments		Pro forma Combined
Revenues:
Net revenues from product sales	$461,183	$-	$-		$461,183
Service fee revenues	148,370	23,995	-		172,365

Net revenues	609,553	23,995	-		633,548
Cost of revenues	-	10,125	(10,125)	(m)	-
Cost of revenues from product sales	331,253	-	-		331,253

Gross profit	278,300	13,870	10,125		302,295

Operating expenses:
Sales and marketing	165,919	3,130	2,729	(n)	171,778
Product development	45,375	-	6,033	(o)	51,408
Research and development	-	3,600	(3,600)	(p)	-
General and administrative	36,062	4,388	3,908	(q)	44,358
Stock-based compensation	-	27	(27)	(r)	-
Depreciation and amortization	21,297	-	1,082	(s)	22,379

Total operating expenses	268,653	11,145	10,125		289,923

Income from operations	9,647	2,725	-		12,372

Other (income) expense:
Interest expense	3,107	129	-		3,236
Interest income	(6,075)	-	6,075	(t)	-
Other expense, net	37	100	-		137
Impairment on investment	2,873	-	-		2,873

Total other (income) expense	(58)	229	6,075		6,246

Income (loss) before income taxes	9,705	2,496	(6,075)		6,126
(Benefit) provision for income taxes	(43,728)	86	(2,339)	(u)	(45,981)

Net income (loss) prior to cumulative effect of change in accounting principle	$53,433	$2,410	$(3,736)		$52,107

Basic earnings per share:
Prior to cumulative effect of change in accounting principle	$1.18				$1.15

Diluted earnings per share:
Prior to cumulative effect of change in accounting principle	$1.09				0.99

Weighted average shares outstanding - basic	45,174				45,174
Weighted average shares outstanding - diluted	50,624				50,624

See accompanying notes to unauditing pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(In thousands)

NOTE 1—BASIS OF PRESENTATION

On February 13, 2008, GSI Commerce, Inc. (the “Company”) completed the acquisition of e-Dialog, Inc. (“e-Dialog”). Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Newco merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company. e-Dialog is an e-mail marketing solutions provider that offers e-mail marketing and marketing strategies.

The total preliminary cash purchase price is approximately $149,200, including estimated acquisition related transaction costs of approximately $1,500. In addition, the Company will be obligated to make an additional cash payment of $750 in fiscal 2009 if e-Dialog achieves minimum net revenue targets in fiscal 2008.

The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of e-Dialog took place on September 29, 2007 and combines the Company’s unaudited September 29, 2007 balance sheet with the unaudited balance sheet of e-Dialog as of September 30, 2007. e-Dialog’s change in financial position for the one day period between September 29 and September 30, 2007 was immaterial.

The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 30, 2006 and the nine-months ended September 29, 2007 assumes that the acquisition took place on January 1, 2006, the first day of fiscal 2006. The unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 30, 2006 with e-Dialog’s audited consolidated statement of operations for the year ended December 31, 2006.  e-Dialog’s revenues, expenses and net income for the one day ended December 31, 2006 were immaterial. The unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 combines the Company’s unaudited consolidated statement of operations for the nine-months ended September 29, 2007 with e-Dialog’s unaudited consolidated statement of operations for the nine-months ended September 30, 2007.  e-Dialog’s revenues, expenses and net income for the one day ended September 30, 2007 were immaterial.

The pro forma combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.

NOTE 2—UNAUDITED PRO FORMA ADJUSTMENTS

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of e-Dialog, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill has only just commenced.  Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the consolidated statement of operations.

The pro forma adjustments included in the unaudited pro forma combined balance sheet as of September 29, 2007 are as follows:

(a)	Reduction to cash and cash equivalents and marketable securities represents the $149,200 cash purchase price to acquire e-Dialog.

(b)	Represents the addition of goodwill of $139,704 related to the Company’s acquisition of e-Dialog. A preliminary calculation of the goodwill resulting from the Company’s acquisition of e-Dialog is shown below.  The final allocation of the purchase price will likely have a material impact on the pro forma balance sheet primarily due to the allocation of excess of assets acquired to intangible assets, which are expected to consist primarily of contractual customer contracts, and therefore final goodwill recorded could be materially different than the amount calculated below.

Cash purchase Price	$ 147,700
Estimated transaction fees	1,500
Adjusted purchase price	149,200
Book value of e-Dialog net assets	(9,496)
Purchase price in excess of net assets acquired	$ 139,704

(c)	Reflects the elimination of the historical equity of e-Dialog, which results in a reduction to pro forma equity of $9,496.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 are as follows:

(d)
Represents a reclassification of e-Dialog’s reported cost of revenues of $10,992.  e-Dialog’s cost of revenues included payroll for the personnel involved in design and execution of Internet direct marketing and e-marketing campaigns.  The Company reclassified e-Dialog’s cost of revenues of $4,471 to sales and marketing expenses, $3,426 to product development expenses, and $3,095 to general and administrative expenses to conform to the presentation of the Company’s Statement of Operations.

(e)	Represents the following:

•	an increase of $4,471 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (d) above;

•	an increase of $30 for the reclassification of e-Dialog’s stock-based compensation expense, as stated in footnote (i) below;

•
a decrease of $547 for a reclassification of e-Dialog’s reported depreciation and amortization. e-Dialog’s sales and marketing expenses included depreciation and amortization expenses.  The Company reclassified e-Dialog’s depreciation and amortization expense from sales and marketing expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations.

(f)	Represents the following:

•	an increase of $3,426 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (d) above;

•	an increase of $3,748 for the reclassification of e-Dialog’s research and development expenses to product development expenses to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $1,963 for the reclassification of e-Dialog’s general and administrative expenses, as stated in footnote (h) below;

•	an increase of $13 for the reclassification of e-Dialog’s stock-based compensation expense, as stated in footnote (i) below;

•	a decrease of $237 for the reclassification of e-Dialog’s reported depreciation and amortization expenses from product development expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations.

(g)
Represents a decrease of $3,748 for the reclassification of e-Dialog’s research and development expenses, as stated in footnote (f) above, to product development expenses to conform to the presentation of the Company’s Statement of Operations.

(h)	Represents the following:

•	an increase of $3,095 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (d) above;

•	a decrease of $1,963 for the reclassification of e-Dialog’s general and administrative expenses to product development expenses to conform to the presentation of the Company’s Statement of Operations;

•
a decrease of $150 for the reclassification of e-Dialog’s depreciation and amortization expense from general and administrative expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $8 for the reclassification of e-Dialog’s stock-based compensation expense, as stated in footnote (i) below.

(i)
Represents a decrease of $51 for the reclassification of e-Dialog’s stock-based compensation expenses to sales and marketing expenses ($30), product development expenses ($13) and general and administrative expenses ($8) from stock-based compensation expense to conform to the presentation of the Company’s Statement of Operations.

(j)
Represents an increase of $934 for the reclassification of e-Dialog’s depreciation and amortization expenses from sales and marketing expenses ($547), product development expenses ($237) and general and administrative expenses ($150) to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations.

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of e-Dialog, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has only just commenced. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the Company’s Statements of Operations. A $10,000 adjustment to the value assigned to finite intangibles would have an impact on annual amortization expense of $3,333, based on the assets being amortized over a three year period.  Any adjustment to a tangible asset could have a material impact on depreciation expense.

(k)
Represents a $5,926 reduction to interest income to reflect the use of the Company’s cash and cash equivalents and marketable securities to fund the acquisition on the first day of the period presented.

(l)	Represents an increase to the income tax benefit of $2,264 for the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory rate of 38.2%.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 are as follows:

(m)
Represents a reclassification of e-Dialog’s reported cost of revenues of $10,125.  e-Dialog’s cost of revenues included payroll for the personnel involved in design and execution of Internet direct marketing and e-marketing campaigns.  The Company reclassified e-Dialog’s cost of revenues of $3,368 to sales and marketing expenses, $2,719 to product development expenses, and $4,038 to general and administrative expenses to conform to the presentation of the Company’s Statement of Operations.

(n)	Represents the following:

•	an increase of $3,368 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (m) above;

•
a decrease of $639 for a reclassification of e-Dialog’s reported depreciation and amortization expense.  e-Dialog’s sales and marketing expenses included depreciation and amortization expense.  The Company reclassified e-Dialog’s depreciation and amortization from sales and marketing expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations.

(o)	Represents the following:

•	an increase of $2,719 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (m) above;

•	an increase of $3,600 for the reclassification of e-Dialog’s research and development expenses to product development expenses to conform to the presentation of the Company’s Statement of Operations;

•
a decrease of $286 for the reclassification of e-Dialog’s reported depreciation and amortization expenses from product development expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations.

(p)	Represents a decrease of $3,600 for the reclassification of e-Dialog’s research and development expenses, as stated in footnote (o) above.

(q)	Represents the following:

•	an increase of $4,038 for the reclassification of e-Dialog’s reported cost of revenues, as stated in footnote (m) above;

•
an increase of $27 for the reclassification of e-Dialog’s stock-based compensation expenses to general and administrative expenses to conform to the presentation of the Company’s Statement of Operations;

•
a decrease of $157 for the reclassification of e-Dialog’s reported depreciation and amortization expenses. e-Dialog’s general and administrative expenses included depreciation and amortization expense. The Company reclassified e-Dialog’s general and administrative expenses and depreciation expenses to conform to the presentation of the Company’s Statement of Operations.

(r)	Represents a decrease of $27 for the reclassification of e-Dialog’s stock-based compensation expenses, as stated in footnote (q) above.

(s)	Represents an increase of $1,082 for the reclassification of e-Dialog’s depreciation and amortization expenses from sales and marketing expenses ($639), product development expenses

($286) and general and administrative expenses ($157) to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations.

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of e-Dialog, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill has only just commenced. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the Company’s Statements of Operations. A $10,000 adjustment to the value assigned to finite intangibles would have an impact on annual amortization expense of $3,333, based on the assets being amortized over a three year period.  Any adjustment to a tangible asset could have a material impact on depreciation expense.

(t)
Represents a $6,075 reduction to interest income to reflect the use of the Company’s cash and cash equivalents, and marketable securities to fund the acquisition on the first day of the period presented.

(u)	Represents an increase to the income tax benefit of $2,339 for the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory rate of 38.5%.